Exhibit 99.2
Liz Claiborne, Inc. announces Offer to Purchase up to €155,000,000 of, and Proposal for
its outstanding €350,000,000 5 per cent. Notes due 2013
NOT FOR DISTRIBUTION IN OR INTO OR TO ANY PERSON LOCATED OR RESIDENT IN ITALY (SEE “OFFER AND DISTRIBUTION RESTRICTIONS” BELOW)
8 March 2011: Liz Claiborne, Inc. (the Company) announced today an offer to purchase up to €155,000,000 of its outstanding €350,000,000 5 per cent. Notes due 2013 (ISIN: XS0260255160) (the Notes) for cash (the Offer). Concurrently with the Offer, the Company is inviting Noteholders to consider and, if thought fit, pass an Extraordinary Resolution to provide for the amendments outlined below to be made to the terms and conditions of the Notes (the Proposal).
The Offer and the Proposal are being made on the terms and subject to the conditions contained in the tender offer memorandum dated 8 March 2011 (the Tender Offer Memorandum), including the offer and distribution restrictions set out below and as more fully described in the Tender Offer Memorandum (the Offer Restrictions), and this announcement should be read in conjunction with the Tender Offer Memorandum. Capitalised terms used but not otherwise defined in this announcement shall have the meanings given to them in the Tender Offer Memorandum.
The purpose of the Offer is to manage the Company’s liability profile and upcoming maturities by refinancing a portion of the outstanding Notes using a portion of the proceeds from the issuance of a new series of Senior Secured Notes (the New Notes) in order to maintain the Company’s financial flexibility. The purpose of the Proposal is to permit the issuance of new secured indebtedness (such as the New Notes), so long as the net proceeds to the Company of such indebtedness are used to redeem, repurchase, prepay, defease, refund or refinance the Notes (and fund any interest or premia thereon or any fees, expenses, costs, taxes or charges in connection therewith).
Details of the Offer and the Proposal
On 7 April 2011, subject to extension by the Company (the Settlement Date), the Company will pay to all holders of the Notes who validly tender their notes by 4.01 a.m. London time on 22 March 2011 (the Early Tender and Consent Deadline), a total early tender and consent consideration that will be equal to 96.00 per cent. of the principal amount of the Notes, plus accrued interest (the Total Early Tender and Consent Consideration) accepted by it for repurchase pursuant to the Offer. The Total Early Tender and Consent Consideration consists of the repurchase price of 94.00 per cent. of the principal amount of Notes tendered (the Repurchase Price), an amount in respect of accrued interest on the Notes that have been tendered and accepted by the Company and the Early Tender and Consent Payment described below.
Noteholders who validly tender their Notes (and thereby consent to the passing of the Extraordinary Resolution pursuant to the Proposal, with respect to all of their Notes so tendered) by the Early Tender and Consent Deadline (and who do not subsequently revoke such tender and consent) will be eligible (subject to compliance with certain conditions) to receive an additional cash payment (the Early Tender and Consent Payment) equal to 2.00 per cent. of the principal amount of such Notes accepted by the Company for repurchase. The Early Tender and Consent Payment is a component of the Total Early Tender and Consent Consideration.

The Offer begins on 8 March 2011 and expires at 5.01 a.m. (London time) on 5 April 2011 (the Expiration Deadline), unless extended or terminated by the Company. In order to be eligible to receive the Repurchase Price, Noteholders must validly tender their Notes by the Expiration Deadline by delivering, or arranging to have delivered on their behalf, a valid Tender Instruction (as defined in the Tender Offer Memorandum) that is received by the Tender Agent by the Expiration Deadline. Noteholders who wish to accept the Offer should refer to the Tender Offer Memorandum for the procedures which must be followed in order to accept the Offer.
Pursuant to the Proposal, Noteholders tendering Notes by 4.00 p.m. (London time) on 25 March 2011 (the Voting Deadline) will be deemed to have delivered their consent to the passing of the Extraordinary Resolution with respect to all of their tendered Notes, although such Noteholders will not be eligible to receive the Early Tender and Consent Consideration if they did not tender their Notes by the Early Tender and Consent Deadline of 4.01 a.m. (London time) on 22 March 2011.
The Company currently proposes to accept for repurchase pursuant to the Offer €155,000,000 in aggregate principal amount of the Notes (the Maximum Principal Amount). The Company reserves the right, but is not obliged, to increase the Maximum Principal Amount in its sole discretion without providing withdrawal rights. If the Company accepts any Notes for repurchase pursuant to the Offer and the aggregate principal amount of the Notes validly tendered for repurchase is greater than the Maximum Principal Amount, the Company intends to accept such Notes for repurchase on a pro rata basis such that the aggregate principal amount of such Notes accepted for repurchase is no greater than the Maximum Principal Amount.
The Extraordinary Resolution, if passed, provides for the modification of the terms and conditions of the Notes to provide for the inclusion of an additional provision within Condition 4 (Negative Pledge), to allow for the incurrence of new secured indebtedness (including the New Notes) so long as the net proceeds to the Company of such indebtedness are used to redeem, repurchase, prepay, defease, refund or refinance the Notes (and fund any interest or premia thereon or any fees, expenses, costs, taxes or charges in connection therewith), as further described in the Tender Offer Memorandum.
Noteholders to whom the Offer is not being made pursuant to the Offer Restrictions (Ineligible Noteholders) may also be eligible, to the extent permitted by applicable laws and regulations, to receive an amount equal to the Early Tender and Consent Consideration of 2.00 per cent. of the principal amount of their Notes. Ineligible Noteholders should refer to the Tender Offer Memorandum for the procedures which must be followed in order to participate in the Proposal and be eligible for such payment.
A summary of certain terms of the Offer and Proposal appears below:

			Maximum	Total Early Tender
		Outstanding	Principal Amount	and Consent	Repurchase
Description of the Notes	Common code/ISIN	principal	subject to the	Consideration	Price
		amount	Offer
€155,000,000 in
			aggregate	96.00 per cent. of
€350,000,000 5 per cent.	026025516 /		principal amount	the principal
Notes due 2013		€350,000,000	(subject as set	amount of the	94.00 per cent.
	XS0260255160		out in the Tender	Notes plus the	of the principal
			Offer	Accrued Interest	amount of the
			Memorandum)	Payment	Notes

The repurchase of Notes in the Offer is subject to conditions, as set out in the Tender Offer Memorandum, including, without limitation, the completion of the issuance by the Company of the New Notes, the passing of the Extraordinary Resolution and the continued effectiveness of an amendment to the Company’s existing credit facility to permit (among other things) the Offer and the issuance of the New Notes.
The indicative timetable is summarised below:

Event	Expected Time/Date
Commencement of the Offer and the Proposal:	8 March 2011

Early Tender and Consent Deadline:	4.01 a.m. (London time) on 22 March 2011

Voting Deadline:	4.00 p.m. (London time) on 25 March 2011

Meeting of Noteholders:	10.00 a.m. (London time) on 30 March 2011

Expiration Deadline:	5.01 a.m. (London time) on 5 April 2011

Announcement of Results and, if applicable, execution of the Supplemental Agency Agreement*:	At or around 2.00 p.m. (London time) on 6 April 2011

Expected Settlement Date*:	7 April 2011

*	lf there is to be an adjourned Meeting, the relevant indicative date will be adjusted accordingly.
The deadlines set by any intermediary or clearing system will be earlier than the deadlines specified above.
Under the Offer and the Proposal, all (i) Tender Instructions and (ii) Ineligible Noteholder Instructions in favour of the Proposal delivered by the Early Tender and Consent Deadline will be irrevocable except in the limited circumstances in which such revocation is permitted as described in the Tender Offer Memorandum.
Subject to applicable law and as provided in the Tender Offer Memorandum, the Company may, in its sole discretion, extend, amend, waive any condition of or terminate the Offer and/or the Proposal (other than any amendment to the terms of the Extraordinary Resolution) at any time.
Further Information
The Offer and the Proposal are described in full in the Tender Offer Memorandum, which is available from the Tender Agent. Merrill Lynch International and J.P. Morgan Securities Ltd. are the Dealer Managers for the Offer and the Proposal.

Requests for information in relation to the Offer and the Proposal should be directed to:
THE DEALER MANAGERS

Merrill Lynch International	J.P. Morgan Securities Ltd.
2 King Edward Street	10 Aldermanbury
London EC1A 1HQ	London EC2V 7RF
United Kingdom	United Kingdom

Telephone: +44 20 7995 3715 / 2324	Telephone: +44 20 7325 9633
Attention: John Cavanagh / Tommaso Gros-Pietro	Attention: Liability Management
Email: john.m.cavanagh@baml.com /	Email: daniele.molteni@jpmorgan.com
tommaso.gros-pietro@baml.com
Requests for information in relation to the procedures for tendering Notes in, and for any documents or materials relating to, the Offer and the Proposal should be directed to:
THE TENDER AGENT
Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London EC2N 2DB
United Kingdom
Telephone: +44 20 7547 5000
Fax: +44 20 7547 5001
Attention: Trust & Securities Services
Email: xchange.offer@db.com
DISCLAIMER
This announcement must be read in conjunction with the Tender Offer Memorandum. This announcement and the Tender Offer Memorandum contain important information which should be read carefully before any decision is made with respect to the Offer or the Proposal. Each Noteholder must make its own decision as to whether to tender Notes in the Offer or otherwise participate in the Proposal. If any Noteholder is in any doubt as to the action it should take or is unsure of the impact of the implementation of the Proposal or the Extraordinary Resolution to be proposed at the Meeting, it is recommended to seek its own financial and legal advice, including as to any tax consequences, from its stockbroker, bank manager, solicitor, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to tender Notes in the Offer or otherwise participate in the Proposal. None of the Company, the Dealer Managers, the Tender Agent, or any of their respective directors, employees or affiliates, makes any recommendation as to whether Noteholders should tender any Notes in the Offer or otherwise participate in the Proposal.
OFFER AND DISTRIBUTION RESTRICTIONS
The distribution of this announcement and the Tender Offer Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession this announcement and/or the Tender Offer Memorandum comes are required by the Company, the Dealer Managers and the Tender Agent to inform themselves about and to observe any such restrictions. Neither this announcement nor the Tender Offer Memorandum constitutes an offer to buy or a solicitation of an offer to sell the Notes (and tenders of Notes in the Offer will not be accepted from Noteholders) in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer and either Dealer Manager or any of their respective affiliates is such a licensed broker or dealer in such jurisdictions, the Offer shall be deemed to be made on behalf of the Company by such Dealer Manager or affiliate (as the case may be) in such jurisdictions.
France. The Offer is not being made, directly or indirectly, to the public in the Republic of France (France). Neither this announcement, the Tender Offer Memorandum nor any other documents or materials relating to the Offer have been or shall be distributed to the public in France and only (i) providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés) other than individuals, all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 to D.411-3 of the French Code Monétaire et Financier, are eligible to participate in the Offer. None of this announcement, the Tender Offer Memorandum or any other documents or materials relating to the Offer has been or will be submitted to or approved by the Autorité des Marchés Financiers.
Italy. The Offer is not being made, directly or indirectly, in the Republic of Italy (Italy). The Offer, this announcement and the Tender Offer Memorandum have not been submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (CONSOB) pursuant to Italian laws and regulations. Accordingly, Noteholders are notified that, to the extent Noteholders are located or resident in Italy, the Offer is not available to them and they may not tender Notes for repurchase pursuant to the Offer and, as such, any Tender Instructions received from such persons shall be ineffective and void, and neither this announcement, the Tender Offer Memorandum nor any other documents or materials relating to the Offer or the Notes may be distributed or made available in Italy.
United Kingdom. The communication of this announcement, the Tender Offer Memorandum and any other documents or materials relating to the Offer is not being made and such documents and/or materials have not been approved by an authorised person for the purposes of section 21 of the Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Financial Promotion Order)) or persons who are within Article 43(2) of the Financial Promotion Order or any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order.
About Liz Claiborne, Inc.
Liz Claiborne, Inc. designs and markets a global portfolio of retail-based premium brands including Juicy Couture, kate spade, Lucky Brand and Mexx. The Company also has a refined group of department store-based brands with strong consumer franchises including the Monet family of brands, Kensie, Kensiegirl, Mac & Jac, and the licensed DKNY® Jeans and DKNY® Active brands. The Liz Claiborne and Claiborne brands are available at JCPenney, the Liz Claiborne New York brand designed by Isaac Mizrahi is available at QVC, and the Dana Buchman and Axcess brands are sold at Kohl’s. Visit www.lizclaiborneinc.com for more information.
Liz Claiborne, Inc. Forward-Looking Statement
Statements contained herein that relate to the Company’s future performance, financial condition, liquidity or business or any future event or action are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast” or “currently envisions” and similar phrases. Such statements are based on current expectations only, are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some risks and uncertainties involve factors beyond the Company’s control. Among the risks and uncertainties are the following: our ability to continue to have the necessary liquidity, through cash flows from operations, and availability under our amended and restated revolving credit facility may be adversely impacted by a number of factors, including the level of our operating cash flows, our ability to maintain established levels of availability under, and to comply with the financial and other covenants included in, our amended and restated revolving credit facility and the borrowing base requirement in our amended and restated revolving credit facility that limits the amount of borrowings we may make based on a formula of, among other things, eligible accounts receivable and inventory; the minimum availability covenant in our amended and restated revolving credit facility that requires us to maintain availability in excess of an agreed upon level and whether holders of our Convertible Notes issued in June 2009 will, if and when such notes are convertible, elect to convert a substantial portion of such notes, the par value of which we must currently settle in cash; general economic conditions in the United States, Europe and other parts of the world; lower levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; continued restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; changes in the cost of raw materials, labor, advertising and transportation, including the impact such changes may have on the pricing of our product and the resulting impact on consumer acceptance of our products at higher price points; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; our ability to effect a turnaround of our Mexx Europe business; our ability to successfully re-launch our Lucky Brand product offering; our ability to successfully implement our long-term strategic plans; risks associated with the licensing arrangements with J.C. Penney Corporation, Inc. and J.C. Penney Company, Inc. and with QVC, Inc., including, without limitation, our ability to efficiently change our operational model and infrastructure as a result of such licensing arrangements, our ability to continue a good working relationship with these licensees and possible changes or disputes in our other brand relationships or relationships with other retailers and existing licensees as a result; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends across multiple brands, product lines, shopping channels and geographies; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees, both union and non-union; possible exposure to multiemployer union pension plan liability as a result of current market conditions and possible withdrawal liabilities; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; our ability to successfully develop or acquire new product lines or enter new markets or product categories, and risks related to such new lines, markets or categories; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our agreement with Li & Fung Limited, which results in a single foreign buying/sourcing agent for a significant portion of our products; a variety of legal, regulatory, political and economic factors that can impact our operations and results and the shopping and spending patterns of consumers, including risks related to the importation and exportation of product, tariffs and other trade barriers, to which our international operations are subject,; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products but political activity seeking to re-impose quota has been initiated or threatened; our exposure to domestic and foreign currency fluctuations; risks associated with material disruptions in our information technology systems; risks associated with privacy breaches; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; the outcome of current and future litigations and other proceedings in which we are involved; and such other factors as are set forth in the Company’s 2010 Annual Report on Form 10-K, filed on February 17, 2011 with the Securities and Exchange Commission, including in the section entitled “Item 1A- Risk Factors”. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Contact:
Liz Claiborne, Inc. Media Contact: Jane Randel; Senior Vice President, Corporate Communications; 212-626-3408
Liz Claiborne, Inc. Investor Relations Contact: Robert J. Vill; Vice President — Finance and Treasurer; 201-295-7515